Exhibit 99.1
Innventure LLC and Learn CW Investment Corporation Announce the Effectiveness of the Registration Statement on Form S-4 Filed in Connection With the Business Combination

Learn CW’s Extraordinary General Meeting of Shareholders to Approve the Business Combination Expected to be Held on September 30, 2024

ORLANDO, Fla. (September 10, 2024) – Innventure LLC, an enterprise growth engine (“Innventure”), and Learn CW Investment Corporation, a special purpose acquisition company (Nasdaq: LCW) (“Learn CW”), today announced that the U.S. Securities and Exchange Commission (“SEC”) has declared effective the registration statement on Form S-4  (as amended, the "Registration Statement") filed in connection with the previously announced proposed business combination between Innventure and Learn CW (the “Business Combination”). Learn CW is sponsored by CWAM LC Sponsor LLC, an affiliate of Learn Capital, LLC (“Learn Capital”), and Commonwealth Asset Management, a Los Angeles-based asset management platform founded in June 2019.

Learn CW expects to hold an extraordinary general meeting of its shareholders on September 30, 2024 to seek approval of the Business Combination and certain other related matters. In addition, Innventure will solicit written consents of its members to approve the Business Combination and certain other related matters.

“We’re thrilled to reach this critical milestone on our path to becoming a publicly traded company,” said Bill Haskell, CEO of Innventure. “We believe this transaction will better position us to advance our current family of companies and identify new technologies that can be the foundation for future growth. We look forward to offering shareholders access to disruptive companies that we believe offer early-stage economics with late-stage risk.”

Subject to satisfaction or waiver of certain closing conditions set forth in the business combination agreement (the “BCA”) and upon closing of the Business Combination, the combined company will be renamed Innventure, Inc., and its common stock and warrants are expected to be listed on the Nasdaq Global Market under the ticker symbols “INV” and “INVW,” respectively.

Innventure uses operational expertise to take breakthrough technologies sourced from multinational corporations to market. In the process, Innventure builds and scales companies around these technologies using a systematic, quantitative and repeatable analysis.  Innventure has launched three such companies since its inception: PureCycle Technologies, AeroFlexx and Accelsius. PureCycle became a publicly traded company in 2021, and Innventure currently owns less than 2% of PureCycle.

About Innventure
Innventure founds, funds, and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from multinational corporations. As owner-operators, Innventure takes what it believes to be breakthrough technologies from early evaluation to scaled commercialization utilizing an approach designed to help mitigate risk as it builds disruptive companies it believes have the potential to achieve a target enterprise value of at least $1 billion. Innventure defines ‘‘disruptive’’ as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate.

About Learn CW Investment Corporation
Learn CW is a blank check company that was formed as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Learn CW is sponsored by CWAM LC Sponsor LLC, an affiliate of Learn Capital and Commonwealth Asset Management. Learn Capital is a leading venture capital firm focused on early- and mid-stage investments in the $5.4 trillion global education sector. Learn Capital was founded in 2008 by Rob Hutter and Greg Mauro, who formerly managed an affiliate of Founders Fund. The firm possesses decades of founding, operating, and investing experience in the education, consumer, hard tech, and enterprise technology sectors. Commonwealth Asset Management is a Los Angeles-based asset management platform founded in June 2019 and led by Adam Fisher, who is the former Head of Global Macro and Real Estate at Soros Fund Management LLC and the former founder and Chief Investment Officer of Commonwealth Opportunity Capital, GP LLC.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the parties’ or the parties’ respective management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including the Business Combination, the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, including revenue growth and financial performance, product expansion and services, and the financial condition, results of operations, earnings outlook and prospects of Innventure and/or Learn CW, including, in all cases, statements for the period following the consummation of the Business Combination. Any statements contained herein that are not statements of historical fact are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the current expectations and beliefs of the management of Learn CW and Innventure in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Learn CW and Innventure as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Learn CW or Innventure will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those discussed and identified in the public filings made or to be made with the SEC by Learn CW, including in the final prospectus relating to Learn CW’s initial public offering, which was filed with the SEC on October 12, 2021 under the heading “Risk Factors,” or made or to be made by Learn SPAC Holdco, Inc., including in the Registration Statement. These risks and uncertainties include: expectations regarding Innventure’s strategies and future financial performance, including its future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, product and service acceptance, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Innventure’s ability to invest in growth initiatives; the implementation, market acceptance and success of Innventure’s business model and growth strategy; Innventure’s future capital requirements and sources and uses of cash; that Innventure will have sufficient capital upon the approval of the Business Combination to operate as anticipated; Innventure’s ability to obtain funding for its operations and future growth; developments and projections relating to Innventure’s competitors and industry; the occurrence of any event, change or other circumstances that could give rise to the termination of the BCA; the outcome of any legal proceedings that may be instituted against Learn SPAC Holdco, Inc., Learn CW or Innventure following announcement of the BCA and the transactions contemplated therein; the inability to complete the Business Combination due to, among other things, the failure to obtain Learn CW shareholder approval; regulatory approvals; the risk that the announcement and consummation of the Business Combination disrupts Innventure’s current plans; the ability to recognize the anticipated benefits of the Business Combination; unexpected costs related to the Business Combination; the amount of any redemptions by existing holders of Learn CW’s common stock being greater than expected; limited liquidity and trading of Learn CW’s securities; geopolitical risk and changes in applicable laws or regulations; the possibility that Learn CW and/or Innventure may be adversely affected by other economic, business, and/or competitive factors; the potential characterization of Innventure as an investment company subject to the Investment Company Act of 1940; operational risk; and the risk that the consummation of the Business Combination is significantly delayed or does not occur. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Learn CW and Innventure as of the date hereof, and Learn CW and Innventure assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Additional Information and Where to Find It
In connection with the Business Combination, Learn SPAC Holdco, Inc. has filed the Registration Statement with the SEC containing a preliminary proxy statement of Learn CW, a preliminary consent solicitation statement of Innventure and a preliminary prospectus with respect to the combined company’s securities to be issued in connection with the Business Combination. The Registration Statement has been declared effective and a definitive proxy statement/consent solicitation statement/prospectus relating to the Business Combination is being mailed to Learn CW shareholders and will be sent to Innventure unitholders. This press release does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Learn CW’s shareholders, Innventure’s unitholders and other interested persons are urged to read the definitive proxy statement/consent solicitation statement/prospectus and any amendments or supplements thereto and any other documents filed in connection with the Business Combination, as these materials will contain important information about Innventure, Learn CW, the combined company and the Business Combination. The definitive proxy statement/consent solicitation statement/prospectus and other relevant materials for the Business Combination will be mailed to shareholders of Learn CW as of a record date to be established for voting on the Business Combination. Such shareholders will also be able to obtain copies of the definitive proxy statement/consent solicitation statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Learn CW Investment Corporation, 11755 Wilshire Blvd., Suite 2320, Los Angeles, California 90025.

Participants in the Solicitation
Innventure, Learn CW and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Learn CW’s shareholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Learn CW’s shareholders in connection with the Business Combination are set forth in the Registration Statement and will also be set forth in the definitive proxy statement/consent solicitation statement/prospectus when available. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Learn CW’s directors and officers in Learn CW’s filings with the SEC and such information is also set forth in the Registration Statement and will be included in the proxy statement of Learn CW in connection with the Business Combination.

No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Media Contact: Laurie Steinberg, Solebury Strategic Communications
press@innventure.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investorrelations@innventure.com